INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders
Southern BancShares (N.C.), Inc.


We consent to the use of our report included herein and to the reference to our firm under the heading Experts in the prospectus.



                                           /s/ KPMG Peat Marwick LLP

Raleigh, North Carolina
May 6, 1998